CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2017 relating to the financial statements, which appears in Pruco Life Insurance Company of New Jersey’s Annual Report on Form 10‑K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
August 22, 2017